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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the incorporation by reference in this registration statement on Form S-8, to be used in registering Common Stock under The Carbide/Graphite Group, Inc. Savings Investments Plan, of our reports dated September 10, 1996, on our audits of the consolidated financial statements and financial statement schedule of The Carbide/Graphite Group, Inc. and Subsidiaries (The Company) as of July 31, 1996 and 1995, and for each of the three years in the period ended July 31, 1996, which report is incorporated by reference or included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996.


Pittsburgh, Pennsylvania                           /s/ COOPERS & LYBRAND L.L.P.
November 25, 1996                                  ----------------------------